UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

STRATEGIC ACQUISITIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-28963

Nevada	13-3506506
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

51 JFK Parkway Suite 135, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

(212) 878-6532

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:	None

Securities registered pursuant to Section 12(g) of the Act:	Common Stock
(Title of class)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant (collectively the “Filings”) from time to time with the Securities and Exchange Commission (the “SEC”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “may,” “will,” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current views of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the financial statements of Exworth Union Inc and the pro forma financial statements and the related notes filed with this Form 8-K and the financial statements of the Registrant which are included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Registrant’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022.

Unless otherwise indicated, in this Form 8-K, for periods following the Merger (defined below), references to “we,” “our,” “us,” the “Company” or the “Registrant” refer to Strategic Acquisitions, Inc., a Nevada corporation, and its newly acquired wholly owned subsidiary, Exworth Union Inc, a Delaware corporation, and, unless the context requires otherwise, references to “we,” “our,” “us,” the “Company” or “Registrant” prior to the Merger refer to Exworth Union Inc and its operations.

Item 1.01. Entry into a Material Definitive Agreement

The information contained in Items 2.01 and 5.06 below relating to the Agreement and Plan of Merger described therein is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 22, 2022, we, Strategic Acquisitions, Inc. (“we”, “us” or the “Company”), and STQN Sub, Inc., our recently formed wholly owned subsidiary (“STQN Sub”) entered into and consummated an Agreement and Plan of Merger (“Merger Agreement”) with Exworth Union Inc (“Exworth Union”) and the owners of all of its outstanding shares of capital stock — Exworth Management LLC (“Exworth Management”) and World Class Global Technology LLC (“World Class,” collectively with Exworth Management, the “Stockholders”). Pursuant to the Merger Agreement, Exworth Union merged with and into STQN Sub, with Exworth Union being the surviving corporation and becoming our wholly owned subsidiary (the “Merger”). We issued an aggregate of 3,960,000 shares of our common stock (“Common Stock”), par value $0.001 per share (the “Merger Consideration”) to the Stockholders in exchange for their shares in Exworth Union. Exworth Union, based in Short Hills, New Jersey, is engaged in providing loans collateralized by digital assets. Currently, Bitcoin is the only digital asset Exworth Union is accepting as collateral for loans.

On August 31, 2022, Exworth Management purchased an aggregate of 2,013,000 shares of our Common Stock, representing 74% of the shares of Common Stock then outstanding (the “Control Acquisition”). Immediately prior to the Merger, Exworth Management owned 91% of the outstanding shares of Exworth Union. Consequently, the transaction effected through the Merger Agreement was accounted for as a change in reporting entity between entities under common control, which requires a retrospective combination of the entities for all periods as if the combination had been in effect since inception of common control in accordance with ASC 250-10-45-21. The historical financial statements of Exworth Union which was formed on March 16, 2022, are set forth in Item 9.01 (a) of this report. For pro forma financial information see Item 9.01 (b) of this report.

As a result of the receipt of 3,600,000 shares of Common Stock in connection with the Merger, Exworth Management now owns 5,613,000 shares of our Common Stock, approximately 82.24 % of the fully diluted outstanding shares of our Common Stock. In addition, Yuanyuan Huang, a Director of our Company, who also serves as our Secretary and Treasurer, and Wei Huang, a Director of our Company, are managers of Exworth Union.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Merger Agreement included as Exhibit 2.1 to this Current Report on Form 8-K.

The Merger is intended to constitute a tax-free reorganization within the meaning of the Internal Revenue Code of 1986. Following the Merger, we continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Immediately prior to the Merger, we were a publicly reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, set forth below is the information that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act for our Common Stock, which is the only class of our securities subject to the reporting requirements of the Exchange Act upon consummation of the Merger.

FORM 10 INFORMATION

Exworth Union Inc (“Exworth Union”), a Delaware corporation, was formed on March 16, 2022. Exworth Union provides loans that are collateralized by digital assets. Currently, Bitcoin is the only digital currency we are accepting as collateral for loans

Our Business

We currently operate our loan business at a limited scale due to the early stage of the digital asset industry and changing economic conditions. We plan to develop a proprietary software technology platform, or the “Platform”, that facilitates the origination and servicing of digital asset-backed loans. Our target markets are small businesses and individuals that hold intangible assets including digital assets and are seeking loans. We provide term loans to these enterprises and individuals which are collateralized with intangible assets, such as Bitcoin. We generate revenue from interest income and transaction based services fees. Our Platform will be designed to originate and service loans backed by various assets. Nevertheless, to date Bitcoin is the only asset we have accepted as collateral for a loan and we intend to focus on the market for loans secured by digital assets for the immediate future.

Our Mission

To build interactive financial services that increase access to financial opportunities that will enable small businesses and individuals with intangible assets to have more control over their cash flow and balance sheet.

The Platform

The Platform under development will facilitate the origination and servicing of digital asset-backed loans and will consist of a customer facing website, a mobile application and a loan management system used to monitor the loans made by us.

The Platform will provide an integrated service for the origination, documentation and servicing of collateralized loans. Our current core offering is a digital asset-backed loan. We may in the future offer various other loan products, such as a portfolio line of credit, debit card, credit card and digital asset-denominated loans.

We manage and administer all aspects of loans originated by us, including the application process, qualification of the borrower, structuring the terms of the loan, loan funding and servicing, and related regulatory compliance. We will manage borrowers’ digital assets serving as collateral, through services provided by third party providers of digital asset custody services who hold and transfer the collateral.

The Platform will allow us to process and complete transactions. We plan to use the Platform to onboard borrowers, decide whether to approve a loan, to structure the amount and terms of the loans we offer, including the value of the collateral to be deposited under our control as a condition to funding, and to provide funds to borrowers. The Platform will enable us to closely monitor collection and portfolio performance data that we use to determine whether to foreclose on a loan and liquidate the collateral and to refine the statistical measures used in making loan transaction decisions. We will also use the Platform to facilitate the transfer of digital asset collateral for loans and manage the custodial needs for such collateral.

The Platform’s software will also provide an end-to-end system for managing loan processes from acquisition to repayment or foreclosure. The Platform will help us manage applications and track loans through all stages, from initial inquiry through funding, diligence, servicing, margin call and collateral management. Borrowers will receive notifications from the Platform upon collateral deposit, withdrawal requests, margin call, and other account changes.

The Platform will have a borrower-facing website and the mobile application, which will provide prospective borrowers and customers with the ability to directly manage their loans, collateral and account information.

We plan to develop the Platform as a flexible and scalable technology system so that we can include new products intended to meet changes in borrowers’ demands and increased volume.

Digital Asset-Backed Loans

Exworth Union Inc will originate U.S. Dollar denominated loans. We offer loans to small business and individual borrowers who own digital assets and desire liquidity in U.S. Dollar denominate loans. We currently only provide loans to businesses and individuals outside of the United States, mainly in Asia and Europe. We will serve this niche market with term loans ranging in size from $500,000 to $5,000,000. Currently, the only digital asset we are accepting as collateral is Bitcoin. Our loan agreements with borrowers permit us to sell the borrower’s collateral assets to repay the loan principal and accrued interest if a margin call is not cured as required by the loan agreement. If the threshold for collateral liquidation is breached, we trigger a liquidation event. Liquidation events may result in fees which are passed along to the borrower. The margin requirements are determined by us and agreed to by borrowers.

Terms are set forth in loan agreements entered into with each borrower. The loans have a fixed term that range from 3 to 36 months in duration with interest only or principal and interest repayment arrangements. The loans generally require either periodic payments of principal and interest with a fixed payment amount due each period during the term of the loan or periodic payments of interest only with a final lump sum payment of principal at the end of the loan term. Payments are due monthly or quarterly based on the contractual terms. The applicable interest rates, origination fees and liquidation fees for our loans will vary based on several factors including the originating loan-to-value ratio, the business status of the borrower, loan duration and jurisdiction.

We make loans based upon: (i) our ability to securely take possession, store, manage, and liquidate the digital assets held as collateral; (ii) market capitalization, volatility, liquidity, and trading volumes for the digital assets; and (iii) the legal status of the digital assets to be used as collateral; subject to due diligence and applicable know your customer and anti-money laundering regulations.

Under our loan agreements with borrowers, we may, from time to time, repledge certain collateral, including under capital facilities we maintain with financial partners for capital management purposes. The Company regularly monitors such re-hypothecation and repledging transactions as well as the credit standing of its financial partners in order to maintain sufficient available capital.

Loan Agreement with Our Lenders

Exworth Union Inc is and will be party to loan agreements with certain lenders and other strategic partners, pursuant to which it borrows U.S. dollar-based capital for use in our lending business. We utilize such capital to extend loans made to our borrowers

We currently are party to a master loan agreement and a master pledge agreement with a U.S. based lender. According to the master loan agreement, we can borrow utilizing bitcoin as collateral with 70% loan-to-value on a non-recourse basis. We may elect to enter into additional loan transactions pursuant to the agreement by pledging additional bitcoins, at which time the loan-to-value and terms of the new loans will be determined. The current loan is 24 months with quarterly interest-only payments with principal paid at the maturity date. No prepayment of the loan principal amount or of any interest due under the loan is allowed.

If the fair market value of our pledged collateral based upon the closing market price has fallen to less than seventy percent (70%) of its fair market value as of the closing of the loan, the lender will provide written notice and we have five business days to cure the deficiency by the delivery to the lender of additional collateral in U.S. Dollars or bitcoin equivalent. The lender has the right to demand that curative payments be made in U.S. Dollars.

When all of our obligations have been paid in full, the lender must return the pledged collateral, including any curative payments within five business days

Industry Trends

FinTech – In pursuing our growth strategy, we intend to capitalize on the growth of the financial technology industry, or FinTech. FinTech, which is built on the merging of financial services with communications technology, is a growing industry for a variety of reasons. Developments in technology, including big data analytics, artificial intelligence, and mobile development, are combining to give FinTech companies and the services they offer, also referred to as FinTech platforms, an increasing advantage over traditional financial platforms. Faster payment networks typically reduce the time required to move money between accounts. Management believes that as we accumulate customer data and combine analytics, we will be able to adapt our products and services to future customer needs, increase transparency into the financial system and grant more financial control to the customer. We also plan to bring new products to market, improve service offerings, and make FinTech processes more efficient and transparent.

Geographic Market

Our primary geographical markets are Asia and Europe. We hope to increase engagement, gain clients trust, and enhance user understanding of the loans we make available and as our customer base grows, provide other financial services.

Competition

Our primary target customers are small businesses and individuals in Asia and Europe. The lending industry in these markets is rapidly changing and highly innovative. We expect competition within our industry will continue to be intense as existing and new competitors introduce new products or enhance existing products. Our principal competitors are other digital asset-backed lending companies, decentralized finance companies, credit services organizations, online lenders, credit card companies, and other financial institutions that offer similar financial products and services, including loans on an unsecured as well as a secured basis.

An additional significant source of competition are companies, including those located outside the United States, that are subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Their business models rely on being unregulated or only regulated in a small number of lower compliance jurisdictions, while also offering their products in highly regulated jurisdictions, including the United States, without necessarily complying with the relevant regulatory requirements in such jurisdictions.

Due to our commitment to legal and regulatory compliance, we have not been able to offer some popular products and services that our unregulated or less regulated competitors offer, which may adversely impact our business, financial condition, and results of operations. We also expect to expend significant managerial, operational, and compliance costs to meet the legal and regulatory requirements applicable to us in the United States and other jurisdictions in which we operate and expect to continue to incur significant costs to comply with these requirements before we could grow our business, which these unregulated or less regulated competitors have not had to incur.

Further, as digital assets become more widely adopted, more traditional financial institutions may begin to directly compete with our platform. Certain of our current and potential competitors, particularly more traditional financial institutions or non-digital asset lenders entering or that may enter our market, have more extensive customer bases and broader customer relationships than we have and have longer operating histories and greater name recognition than we have. They also have significantly more financial, technical, marketing and other resources than we have, and are able to devote greater resources to the development, promotion, sale and support of their products and services. Competing services that have partnered with or are tied to established banks and other financial institutions, may offer greater liquidity and create greater consumer confidence in the safety and efficiency of their services than we do. We expect that there will be continued mergers and acquisitions by or among these companies, which will lead to even larger competitors with more resources. We also expect to continue to see new entrants to our field, which offer competitive products and services.

Regulations That Affect Our Business

We currently make loans only outside of the United States. We plan to market and provide services through a number of different online and offline channels to business in Asia and Europe. In general, local regulations are designed to protect consumers and the public, while providing standard guidelines for business operations. Laws and regulations typically impose restrictions and requirements, such as governing interest rates and fees, maximum loan amounts, loan extensions and refinancings, payment schedules (including maximum and minimum loan durations), disclosures, security for loans and payment mechanisms, licensing, and in certain jurisdictions certain reporting requirements. For more information regarding the regulations applicable to our business and the risks to which they subject us, see the section entitled “Risk Factors” below.

In addition, regulation of blockchain and digital assets is under active consideration by the United States through various federal agencies, including the SEC, Commodity Futures Trading Commission (“CFTC”), Federal Trade Commission (“FTC”) and the Financial Crimes Enforcement Network (“FinCEN”) of the U.S. Department of the Treasury, as well as in other countries. State government regulations may also apply. Furthermore, it is expected that regulations will increase, although we cannot anticipate how and when. As the regulatory and legal environment evolves, we may become subject to new laws and regulation by the SEC and other agencies.

The legal environment is constantly changing as new laws and regulations are introduced and adopted, and existing laws and regulations are repealed, amended, modified and reinterpreted. Regulatory authorities at various levels of government and voters have enacted, and will likely continue to propose, new laws and regulations impacting our industry. Due to the evolving nature of laws and regulations, further rulemaking could result in new or expanded regulations, particularly at the state level, that may adversely impact current product offerings or alter the economic performance of our existing products and services. We cannot provide any assurances that additional federal, state, provincial or local statutes or regulations will not be enacted in the future in any of the jurisdictions in which we operate. It is possible that future changes to statutes or regulations will have a material adverse effect on our results of operations and financial condition. Further, as our business evolves and we make loans or provide services to businesses and individuals in more countries, we will become subject to the applicable laws and regulations in such countries and their political territories.

Crypto Wallet Providers

We are using a crypto custody service provided by Aegis Trust Company, a South Dakota public trust company, to hold the digital assets as collateral. We rely on our custody service provider to maintain and secure its crypto wallet service for our operations and to provide its services in accordance with applicable laws and regulations.

Technology & Technology Suppliers

Our Platform is being developed internally and by third parties directed by us. Our Platform will be hosted in third party data centers on virtual cloud-based infrastructure. These providers include Google Cloud Computing and AWS. These data centers use a mixture of biometric access controls, redundant power, environmental controls and secure internet connection points to ensure uptime and data security. We rely on our data center and service providers to maintain peak operating conditions in their businesses and to quickly address issues related to their service as they arise.

Intellectual Property

Our Platform and other technology include various proprietary and intellectual property developed and owned by us or licensed to us on an exclusive basis. Protecting our rights to our intellectual property enhances our ability to offer distinct and competitive products and services to our customers. We rely on a combination of patent, trademark and trade secret law protections in the United States, as well as confidentiality procedures and contractual provisions to protect our intellectual property rights. Our patent strategy includes identifying key business goals of the Company, enhancing our research and product development, and growing and defending our market share.

Employees

As of December 1, 2022, we had three employees and engaged two consultants.

RISK FACTORS

Our business, financial condition or results of operations could be materially adversely affected by a number of risks if any of them actually occur, including those described below. This Registration Statement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this Registration Statement. These risks are not the only ones faced by us. Additional risks not known or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

RISKS RELATED TO OUR COMPANY AND OUR BUSINESS

We have a limited operating history, a history of operating losses and expect to incur significant additional operating losses in the foreseeable future.

Exworth Union was incorporated in March, 2022. We have a limited operating history. We continue to incur operating losses and have not generated positive cash flow from operations.

The amounts of future losses and when, if ever, we will achieve profitability and positive cash flow from operations are uncertain.

Our registered public accounting firm has expressed substantial doubt about the Company’s ability to continue as a going concern in their audit report.

Our Company’s commercial operations have not generated sufficient revenues to enable profitability or positive cash flow. As a result, our registered public accounting firm in their audit report has expressed substantial doubt about our ability to continue as a going concern. Continued operations is dependent on our ability to generate profitable operations and raise sufficient funds to finance our activities. Our financial statements do not include any adjustments that might result from the uncertainty about the Company’s ability to continue its business.

We will need to secure financing in the future and our ability to secure future financing is uncertain.

We anticipate that we will continue to incur operating losses and will need to secure additional financing. We may seek such additional funding through public or private financings, collaborative arrangements, debt or other arrangements with third parties. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more segments of our business operations or curtail our business operations in their entirety. If we obtain funds by entering into arrangements with collaborative partners or others, we may be required to relinquish rights to certain of our products, services, or technologies that we would not otherwise relinquish. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We expect our Company’s business model to continue to evolve.

Our industry is characterized by experimentation, changing customer needs, and frequent introductions of new products and services. As the FinTech industry and digital asset and blockchain technologies become more widely available, we expect the services and products associated with them to continue to rapidly evolve. Thus, in order to stay current with the industry, our Company’s business model may need to evolve as well. From time to time, we may materially modify aspects of our business model relating to our product and service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not harm our business. If changes to our business model are not successful, or if we fail to make appropriate changes, it would have a material adverse effect on the business, prospects or operations of the Company and potentially on our ability to continue as a going concern.

Our Company is in an early stage of development and it may not be able to develop its business as anticipated.

We have generated minimal revenue from our lending business line and have a limited customer base. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. In addition, demand for our loans is very difficult to predict and may vary widely based on many factors that are outside of our control. Although our management believes that our current business plan has potential, our Company may never attain profitable operations and our management may not succeed in realizing our business objectives due to a lack of technical, marketing, financial, and other resources or dependence on the success of one product or service, a unique distribution channel, or the effectiveness of a manager or management team or other reasons. If we are not able to execute our business plan as anticipated, or modify our business model or products and services to accommodate changes in the market, we may not be able to achieve profitability.

We are subject to the risks frequently experienced by early stage companies.

The likelihood of our success must be considered in light of the risks frequently encountered by early stage companies, especially those formed to develop and market new technologies in an uncertain and evolving regulatory landscape. These risks include our potential inability to:

●	establish and maintain markets for our services products;

●	expand the number of loans we extend and the markets in which we are able to lend, which may limit the potential market for our products and increase concentration risk;

●	identify, attract, retain and motivate qualified personnel;

●	continue to develop and upgrade our technologies to keep pace with changes in technology and regulations and with the growth of markets using digital assets and blockchain technologies;

●	develop strategic relationships and partnerships;

●	maintain our reputation and build trust with customers;

●	scale up to larger operations on a consistent basis;

●	contract for or develop the internal skills needed to master larger operational scales; and

●	sufficiently fund the capital expenditures required to scale up from small initial operations to larger operations.

If we fail to effectively manage our growth our business could suffer.

Our Company anticipates that a period of significant expansion will be required to achieve the objectives set forth in our current business plan. This expansion will place a significant strain on our Company’s management, operational and financial resources. To manage the expected growth of our operations and personnel, we must establish appropriate and scalable operational and financial systems, procedures and controls, and we must continue to establish qualified finance, administrative and operations staff. As a reporting company, our Company and its management will have to implement internal controls to comply with our reporting requirements as well as government-mandated regulations. Our management may be unable to hire, train, retain, motivate and manage the necessary personnel or to identify, manage and exploit potential strategic relationships and market opportunities. Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition.

Our quarter-to-quarter performance may vary substantially, and this variance, as well as general market conditions.

We cannot accurately estimate future quarterly revenue and operating expenses based on historical performance. Because the loans we extend are collateralized by digital assets and because we may use those digital assets as collateral for debt that funds our business, our quarterly results are significantly impacted by and can vary widely based on the underlying value of those digital assets. Our quarterly operating results may also vary significantly based on many other factors, including:

●	fluctuating demand for our products and services;

●	announcements or implementation by our competitors of new products;

●	amount and timing of our costs related to our marketing efforts or other initiatives;

●	timing and amounts relating to the expansion of our operations;

●	our ability to enter into, renegotiate or renew key agreements;

●	timing and amounts relating to the expansion of our operations;

●	developing regulations relating to digital assets and blockchain technology; or

●	economic conditions specific to our industry, as well as general economic conditions.

If we cannot keep pace with rapid technological developments to provide new and innovative products and services and address the rapidly evolving market for the use of our products and services, our revenues could decline.

Our industry has been characterized by many rapid, significant, and disruptive products and services in recent years. We cannot predict the effects of technological changes on our business. We expect that new services and technologies applicable to our industry and new market entrants, such as decentralized finance, or DeFi, will continue to emerge and may be superior to, or render obsolete, the technologies we currently use or are developing in our products and services. Developing and incorporating new technologies into our products and services may require substantial expenditures, take considerable time, and ultimately may not be successful. In addition, our ability to adopt new products and services and develop new technologies may be inhibited by industry-wide standards, payment networks, changes to laws and regulations, resistance to change from consumers or merchants, third-party intellectual property rights, or other factors beyond management’s control. Our success will depend on our ability to develop and incorporate new technologies, address the challenges posed by the rapidly evolving market for block-chain based lending transactions through our platforms and adapt to technological changes and evolving industry standards. If we are unable to do so in a timely or cost-effective manner, our business could be harmed.

Substantial and increasingly intense competition within our industry may harm our business.

The lending and payments industry is rapidly changing, highly innovative and subject to substantial regulatory oversight. We expect competition within our industry will continue to be intense as existing and new competitors introduce new products or enhance existing products. We compete against a number of companies operating both within the United States and abroad, and both those that focus on traditional financial services and those that focus on crypto-based services. Alternative lending platforms utilizing digital assets, such as decentralized finance, or DeFi, may be established that compete with or are more widely used than our Platform. It is possible that alternative platforms could be established that utilize the same or similar proprietary code and protocol underlying our planned Platform and attempt to facilitate services that are materially similar to our Platform.

A significant source of competition to date has been from companies, including those located outside the United States, that are subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Their business models rely on being unregulated or only regulated in a small number of lower compliance jurisdictions, while also offering their products in highly regulated jurisdictions, including the United States, without necessarily complying with the relevant regulatory requirements in such jurisdictions.

To date, due to limited enforcement by U.S. and foreign regulators, many of these competitors have been able to operate while offering products and services to consumers, including in the United States and other highly regulated jurisdictions, without complying with the relevant licensing and other requirements in these jurisdictions, and seemingly without penalty. Due to our regulated status in several jurisdictions and our commitment to legal and regulatory compliance, we have not been able to offer many popular products and services, including products and services that our unregulated or less regulated competitors are able to offer to a group that includes many of our customers, which may adversely impact our business, financial condition, and results of operations. We also have expended significant managerial, operational, and compliance costs to meet the legal and regulatory requirements applicable to us in the United States and other jurisdictions in which we operate, and expect to continue to incur significant costs to comply with these requirements, which these unregulated or less regulated competitors have not had to incur.

Further, as digital assets become more widely adopted, more traditional financial institutions may begin to directly provide loans backed by digital assets. Such traditional institutions would have better access to capital, a larger client base, and greater industry connections and resources. In addition, some exchanges have begun offering potentially competing products, including Coinbase, one of the largest crypto exchanges, which in 2020 began offering short term Bitcoin-backed loans.

Additionally, we compete against a wide range of businesses, most of which are larger than we are, which have a dominant and secure position in the market (both in the United States and globally) for loans. These companies have greater financial resources and substantially larger customer bases than we do, which may provide them with significant competitive advantages. These companies may devote greater resources than we do to the development, promotion and sale of products and services, and they may be more effective in introducing innovative, less expensive products and services that hinder our growth. Competing services that have partnered with or are tied to established banks and other financial institutions, may offer greater liquidity and create greater consumer confidence in the safety and efficiency of their services than we do. We expect that there will be continued mergers and acquisitions by or among these companies, which will lead to even larger competitors with more resources.

Our ability to further develop our business depends on our ability to build a strong and trusted brand.

We cannot assure you that we will be able to successfully build our reputation or brand. Building, maintaining, protecting and enhancing our reputation are critical to expanding our customer base. Harm to our brand can arise from many sources, including failure by us or our partners to satisfy expectations of service and quality; inadequate protection of sensitive information; compliance failures and claims; litigation and other claims; employee misconduct; and misconduct by our partners, service providers or other counterparties. If we do not successfully maintain a strong and trusted brand, our business could be harmed, which could adversely affect our financial condition.

Failure to attract customers, customer attrition or a decline in our customers’ growth rate could adversely affect our revenues.

As we expand our services, we will need consumer and commercial borrowers to join our Platform and to continue to use our Platform. The attractiveness of our loans and the products we may offer through our Platform increases as the number of consumer and commercial borrowers grows because of the resulting reduced risk and lower cost. An increased participant pool generates competitive interest rate dynamics and data, which is used to improve the effectiveness of our lending risk models. We may not be able to get consumer and commercial borrowers to join, or if we do, we may experience attrition resulting from several factors, including transfers of customer accounts to our competitors, and account closures that we may initiate due to fraud or AML concerns. We cannot predict the level of acceptance or attrition in the future.

A decline in social and economic conditions may adversely affect our customers, which may negatively impact our business and results of operations.

As a lending platform, we believe our customers are highly susceptible to uncertainties and negative trends in the markets driven by, among other factors, general social and economic conditions. Economic factors include interest rates, unemployment levels, the impact of federal or state government shutdowns, natural disasters, gasoline prices, adjustments in monthly payments, adjustable-rate mortgages and other debt payments, the rate of inflation, relative returns available from competing investment products and consumer perceptions of economic conditions. Social factors include changes in consumer confidence levels and changes in attitudes with respect to incurring debt and the stigma of personal bankruptcy. The volatility in the value of digital assets may also significantly impact the ability of borrowers to obtain loans secured by those assets and may result in margin calls, which in turn may make our loans less attractive to certain borrowers.

These social and economic factors may affect the ability or willingness of borrowers to make payments on their loans or lenders to offer loans. In some circumstances, economic and/or social factors could lead to a borrower deciding to pre-pay his or her loan obligation. There is no penalty to borrowers if they choose to pay their loan early.

We strive to establish a lending platform in which annual percentage rates are attractive to borrowers. These external economic and social conditions and resulting trends or uncertainties could also adversely impact our customers’ ability or desire to participate on our Platform as borrowers, which could negatively affect our business and results of operations.

Loans we provide may give us limited remedies relative to more traditional loans in the event of non-payment or late payment by borrowers.

More traditional loans and other forms of financing can provide for specific remedies, such as increased interest rates or acceleration of principal repayment, in the event of non-payment or default, and may be more readily enforced by judicial action.

If a borrower defaults on the repayment of a secured loan, we could attempt to foreclose on the defaulting borrower’s collateral. Liquidating such collateral could be difficult, however, and there is no assurance that we would recoup the entire amount in default. Most often, we seek to liquidate collateral in connection with a margin call, which in turn is typically caused by declining values of the underlying digital assets. Liquidating digital assets at the time prices for those assets are declining increases the likelihood that we will not recover the full value of the amount needed to restore the loan-to-value ratio of a particular loan or to compensate us for amounts we are owed under a defaulting loan. In addition, we may decide to waive breaches by borrowers or obligors, which could adversely impact our results of operations or financial condition. By contrast, loans and other forms of financing can provide for specific remedies, such as increased interest rates or acceleration of principal repayment, in the event of non-payment or default, and may be more readily enforced by judicial action.

The loans we extend are secured by digital assets, which is subject to several risks that may adversely affect the value of the collateral and amounts we are able to recover under the loan

The loans we extend are secured by digital assets, currently Bitcoin, which involves several risks relating to the unique nature of digital assets, including the following:

●	Significant price volatility. The price of Bitcoin has experienced significant volatility in price over the last twelve months, has historically been subject to dramatic fluctuations and is highly volatile. If a borrower is unable to meet margin requirements or defaults on a loan, we may opt to convert the Bitcoin pledged as collateral into fiat money or an alternate form of digital assets. Any significant price volatility affecting such conversion could adversely impact the amount we are able to recover and use to pay amounts due to us under the defaulting loan or to pay our lender.

●	Illiquidity. Bitcoin can be illiquid and, as a result, in the event of a default by an underlying borrower, we may not be able to liquidate Bitcoin held as collateral for fiat currency. Such illiquidity could adversely impact the amount available to us to pay amounts due us under the defaulting loan or to pay our lender.

●	Loss or destruction of private keys. Digital assets require access to a unique private cryptographic key (or keys) relating to the blockchain address at which the digital asset’s balance is recorded. The loss or destruction of a private key required to access digital assets is irreversible and the resulting loss of access to such digital assets by us would adversely impact the amount available to use to pay amounts due to us under the affected loan or to pay our lender.

●	Unregulated assets. The use of Bitcoin is currently largely unregulated. If its use becomes subject to greater regulation, it could adversely affect its value and therefore the value of our loans to borrowers. Bitcoin’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize Bitcoin held as collateral, we may not have the appropriate licensing and registration to continue to hold and transact with Bitcoin. This could affect the asset’s value and limit our ability to enforce our security interest. In such a case, we may also be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

We have no recourse under the loans to any specific assets of borrowers other than the digital assets of the borrowers designated as collateral for the loans.

The loans we make are secured solely by designated digital assets of the borrowers. We have no security interest in any other assets of the borrowers. If a borrower breaches its payment obligations under a loan, the value of the collateral may be insufficient to satisfy the full amount of the borrower’s outstanding payment obligations under the loan. In addition, digital assets are subject to loss or theft due to cyber-attacks, and if collateral is stolen, we would have no recourse against a borrower for its payment obligations under its loan.

Certain digital assets of borrowers securing the loans we make may be rehypothecated or pledged as collateral in third party transactions, which may adversely impact our liquidity and results of financial operations.

Digital assets of borrowers securing the loans we hold prior to the full payoff and satisfaction of the loans may be rehypothecated, repledged, sold, or otherwise transferred or used at our risk (the “Repledged Collateral”) in transactions, including credit facilities or derivatives contracts, we enter into with third parties (each, a “Platform Counterparty”). In the event of we breach our contractual obligations in respect of such transactions or the occurrence of certain conditions, the Platform Counterparty may foreclose on the Repledged Collateral or otherwise require us to liquidate or transfer it. Additionally, to the extent that any Repledged Collateral is required to be transferred or made accessible to a third party in connection with the pledge, such collateral may be vulnerable to loss or theft due to cyber-attacks affecting such third parties or other forms of malfeasance.

Upon the occurrence of any of the foregoing, we may be required to purchase digital assets to replace the Repledged Collateral in order to comply with our obligations to those borrowers whose digital assets constituted the Repledged Collateral. As the price and availability of digital assets are subject to fluctuations, such purchases may subject us to substantial and unpredictable expenses.

We may attempt to mitigate the risks described above relating to the Repledged Collateral through various means, including continuous monitoring and testing of market conditions, the implementation of technology security protocols, and the maintenance of specified capital ratios to ensure its continued solvency. However, there is no assurance that our attempts to mitigate the risks described above will be successful. If we are not successful in mitigating the risks relating to the Repledged Collateral, we may be unable to remit or be delayed in remitting amounts due to the Platform Counterparty.

We use third-party services in connection with our business, and any disruption to these services could result in a disruption to our business, negative publicity and a slowdown in the growth of our users, materially and adversely affecting our business, financial condition and results of operations.

Our business depends on services provided by, and relationships with, various third parties, including digital assets custody providers, exchanges, banks, cloud hosting, server operators, broadband providers, and customer service vendors among others. The failure of any of these parties to perform in compliance with our agreements may negatively impact our business. In addition, we enter into borrowing facilities or loan funding arrangements with third parties. Any loss of one of these loan funding sources could disrupt our business and impair our ability to process loans for our customers. Additionally, if such third parties increase their prices, fail to provide their services effectively, terminate their service or agreements or discontinue their relationships with us, we could suffer service interruptions, reduced revenues or increased costs, any of which may have a material adverse effect on its business, financial condition and results of operations.

Any acquisitions, strategic partnerships or joint ventures that we make or enter into could disrupt our business and harm our financial condition.

Acquisitions, strategic partnerships and joint ventures are part of our growth strategy. We may not be successful in identifying acquisition, strategic partnership, and joint venture targets. In addition, we may not be able to successfully finance or integrate, or realize expected benefits from, any businesses, services, or technologies that we acquire or with which we form a strategic partnership or joint venture, and we may lose merchants and customers as a result of any acquisition, strategic partnership, or joint venture. Furthermore, the integration of any acquisition, strategic partnership, or joint venture may divert management’s time and resources from our core business and disrupt our operations.

Our failure to manage our customer funds properly could harm our business.

We expect to hold a substantial amount of digital assets belonging to our customers or deposit them with third party custody providers or repledge and rehypothecate them pursuant to a third party facility or transaction. Our ability to manage and account accurately for the assets underlying our customer funds and comply with applicable regulatory requirements requires a high level of internal controls. In addition, we are dependent on the operations, liquidity, and financial condition of third-party custody providers for the proper maintenance, use, and safekeeping of our customers’ assets. As our business continues to grow and we expand our product offerings, we must continue to strengthen our associated internal controls. Our success requires significant public confidence in our ability to properly manage our customers’ balances and handle large and growing transaction volumes and amounts of customer funds. Any failure to maintain the necessary controls or to manage our customer funds and the assets underlying our customer funds accurately and in compliance with applicable regulatory requirements could result in reputational harm, lead customers to discontinue or reduce their use of our products and result in significant penalties and fines, which could materially harm our business.

We may receive, store, process and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy. Our actual or perceived failure to comply with such obligations could harm our business.

We may receive, store, process and use personal information and other user data, for certain users. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other user data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties. It is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or practices. Any failure or perceived failure by us to comply with its privacy policies, its privacy-related obligations to users or other third parties, or its privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation or negative publicity and could cause users and advertisers to lose trust in our Company, which could have an adverse effect on our business. Additionally, if third parties with whom we work, such as advertisers, vendors or developers, violate applicable laws or our internal policies, such violations may also put our users’ information at risk and could have an adverse effect on our ability to implement our business plans.

The costs and effects of potential future litigation, investigations or similar matters, or adverse facts and developments related thereto, could materially affect our business, financial position and results of operations.

We may be subject to legal, arbitration and administrative investigations, inspections and proceedings arising in the ordinary course of our business or from extraordinary corporate, tax or regulatory events, involving our clients, suppliers, customers, as well as competition, government agencies, tax and environmental authorities, particularly with respect to civil, tax and labor claims. Tax investigations could include investigations into potential tax violations committed by our customers through the use of digital assets. Lawsuits and other legal proceedings can involve substantial costs, including the costs associated with investigation, litigation and possible settlement, judgment, penalty or fine, and could harm our reputation regardless of merit or eventual outcome. Our insurance may not cover all claims that may be asserted against us, and any claims asserted against us. As a smaller company, the collective costs of litigation proceedings or investigations can be significant and could include judgments or settlements that exceed our insurance policies or indemnity rights or reimbursement of attorneys’ fees, litigation costs and expenses if we do not prevail, all of which would represent a drain on our cash resources, as well as require an inordinate amount of management’s time and attention. Moreover, an adverse ruling in respect of certain litigation or investigations could have a material adverse effect on our results of operation and financial condition.

Changes in tax laws and unanticipated tax liabilities could adversely affect our effective income tax rate and profitability.

We are subject to income taxes in the United States and other foreign jurisdictions. Due to the new and evolving nature of crypto assets and the absence of comprehensive legal guidance with respect to crypto asset products and transactions, many significant aspects of the U.S. federal income and foreign tax treatment of transactions involving crypto assets are uncertain Our effective income tax rate could be adversely affected in the future by a number of other factors, including changes in the mix of earnings in countries with differing statutory tax rates or changes in the valuation of deferred tax assets and liabilities. It is unclear what additional guidance may be issued in the future on the treatment of existing crypto asset transactions and future crypto asset innovations for purposes of U.S. federal income tax or other foreign tax regulations. Any such alteration of existing IRS and foreign tax authority positions or additional guidance regarding crypto asset products and transactions could result in adverse tax consequences for holders of crypto assets and could have an adverse effect on the value of crypto assets and of our business. The uncertainty regarding tax treatment of crypto asset transactions impacts our customers, and could impact our business, both domestically and abroad.

Changes in applicable tax regulations or unanticipated tax-related liabilities and costs could have a material adverse effect on our ability to implement our business plans.

We may be subject to additional obligations to collect and remit sales tax and other taxes, and we may be subject to tax liability for past sales, which could harm our business.

State, local and foreign jurisdictions have differing rules and regulations governing sales, use, value added and other taxes, and these rules and regulations are subject to varying interpretations that may change over time. In particular, the applicability of such taxes to digital assets in various jurisdictions is unclear. Further, these jurisdictions’ rules regarding tax nexus vary significantly and are complex. As such, we could face possible tax assessments and audits, or increased costs associated with compliance. A successful assertion, by any of these taxing authorities, that we should be collecting additional sales, use, value added or other taxes in jurisdictions where we have not historically done so and do not accrue for such taxes could result in tax liabilities and related penalties for past sales, discourage customers from purchasing our products or otherwise harm our business.

Our principal stockholder owns a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Upon completion of the Merger, our principal stockholder beneficially owned approximately 84% of our common stock assuming no exercise of outstanding options. This stockholder is able to control matters requiring stockholder approval. For example, it is able to control elections of directors, amendments of our organizational documents or approval of any merger, sale of assets or other major corporate transactions. This concentration of ownership control may delay, discourage or prevent a change of control, including unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders, entrench our management and board of directors or delay or prevent a merger, consolidation, takeover or other business combination involving us that other stockholders may desire. The interests of this stockholder may not always coincide with your interests or the interests of other stockholders and they may act in a manner that advances their best interests and not necessarily those of other stockholders.

Our management team has limited experience managing a reporting company, and regulatory compliance may divert its attention from the day-to-day management of our business.

The individuals who now constitute our management team have limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to reporting companies. Our management team may not successfully or efficiently manage a reporting company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws. In particular, these new obligations will require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business.

Members of our Board of Directors do not have significant experience as directors of a growing internet-based financial services platform.

Members of our Board of Directors have limited experience as directors overseeing the operation of an internet-based financial services platform that is subject to complex regulations and laws. Our Board of Directors may not successfully oversee the management of our operations and growth, risks applicable to our business or our compliance with the complex regulatory environment in which we operate, which could adversely affect our ability to successfully operate and grow our business or increase the risk of our noncompliance with laws and regulations applicable to our business.

The liability of our board of directors is limited.

The corporate law of the State of Nevada limits the liability of our directors and generally provides that directors shall have no personal liability to the Company or its stockholders for monetary damages for breaches of their fiduciary duties as directors, subject to certain limited exceptions.

We will incur increased costs as a result of operating as a reporting company, and our management will be required to devote substantial time to new compliance initiatives.

We will incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees and Sarbanes-Oxley Act of 2002 (“SOX”) compliance costs.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Events outside of our control, including the outbreak of the recent coronavirus (“COVID-19”), or an outbreak of another highly infectious or contagious disease, could adversely affect our business activities, financial condition and results of operations.

The spread of a highly infectious or contagious virus or disease, such as COVID-19, could cause severe disruptions in the U.S. economy, and in turn disrupt the business, activities, and operations of some of our customers, as well as our business and operations. Moreover, since the beginning of January 2020, the coronavirus outbreak has caused significant volatility in the financial markets both globally and in the United States. The continued spread of COVID-19, or an outbreak of another highly infectious or contagious virus or disease, may result in a significant decrease in business and/or cause our customers to be unable to meet existing payment or other obligations to us. In addition, any disruptions to the business operations of a third party service provider on whom our business depends resulting from business restrictions, quarantines, or restrictions on the ability of personnel to perform their jobs could have an adverse impact on our service providers’ ability to provide services to us.

The extent to which COVID-19 will continue to negatively impact our business and results of operations will depend on future developments which are highly uncertain and cannot be accurately predicted, including the duration of the pandemic, actions taken to treat or control the spread of COVID-19, any re-emergence of COVID-19 or related diseases, and the intermediate and longer-term impact on consumers, businesses and the broader economy. For example, COVID-19 raises the possibility of an extended global economic downturn, which could affect the performance of and demand for our products and services and adversely impact our business and results of operations even after the pandemic is contained.

Additionally, this could continue to impact many employees who may have personal needs to attend to (such as looking after children as a result of school closures or family who become sick) and employees may become sick themselves and be unable to work.

RISKS RELATED TO OUR INFORMATION TECHNOLOGY

Interruption or failure of our information technology and communications systems could impair our operations, which could damage our reputation and harm our results of operations.

Our success and ability to process transactions and provide high quality customer service depend on the efficient and uninterrupted operation of our computer server and information technology systems. The failure of our computer systems and information technology to operate effectively or to integrate with other systems, performance inadequacy, or breach in security may cause interruptions in our operations as well as reputational harm. Any failures, problems, or security breaches may mean that fewer customers are willing to borrow money from us. Factors that could occur and significantly disrupt our operations include system failures and outages caused by fire, floods, earthquakes, power loss, telecommunications failure sabotage, terrorist attacks and similar events, software errors, computer viruses, physical or electronic break-ins, and breaches of our customers’ personal information such as passwords or other personal information.

Unauthorized disclosure, destruction or modification of data, including personal information, through cybersecurity breaches, computer viruses or otherwise or disruption of our services could expose us to liability, protracted and costly litigation and damage our reputation.

Our business involves the collection, storage, processing, and transmission of customers’ personal data, including names, addresses, identification numbers and/or bank account numbers. An increasing number of organizations, including large merchants and businesses, other large technology companies, financial institutions and government institutions, have disclosed breaches of their information technology systems, some of which have involved sophisticated and highly targeted attacks, including on portions of their websites or infrastructure. We could also be subject to breaches of security by hackers. Threats may occur by human error, fraud, or malice on the part of employees or third parties or may result from accidental technological failure. Concerns about security are increased when we transmit information. Electronic transmissions can be subject to attack, interception or loss. Also, computer viruses and malware can be distributed and spread rapidly over the internet and could infiltrate our systems or those of our associated participants, which can impact the confidentiality, integrity and availability of information and the integrity and availability of our products, services and systems, among other effects. Denial of service, ransomware or other attacks could be launched against us for a variety of purposes, including interfering with our services or creating a diversion for other malicious activities. These types of actions and attacks could disrupt our delivery of products and services or make them unavailable, which could damage our reputation, force us to incur significant expenses in remediating the resulting impacts, expose us to uninsured liability, subject us to lawsuits, fines or sanctions, distract our management, or increase our costs of doing business.

As part of our business operations, we share information with third parties, including commercial partners, third-party service providers and other agents, who collect, process, store, and transmit sensitive data. Given the rules established by the applicable regulations, we may be held responsible for any failure or cybersecurity breaches attributed to these third parties insofar as they relate to the information we share with them. The loss, destruction, or unauthorized modification of data of the end users of our services by us or our third-party service providers and other agents or through systems we provide could result in significant fines, sanctions, and proceedings or actions against us by the governmental bodies or third parties, which could have a material adverse effect on our business, financial condition, and results of operations. Any such proceeding or action, and any related indemnification obligation, could damage our reputation, force us to incur significant expenses in defense of these proceedings, distract our management, increase our costs of doing business, or result in the imposition of financial liability.

Our encryption of data and other protective measures may not prevent unauthorized access or use of sensitive data. A breach of our system or that of one of our associated participants may subject us to material losses or liability, including payment scheme fines, assessments and claims for unauthorized purchases with misappropriated credit, debit or card information, impersonation, or other similar fraud claims. A misuse of such data or a cybersecurity breach could harm our reputation and deter merchants from using electronic payments generally and our products and services specifically, thus reducing our revenue. In addition, any such misuse or breach could cause us to incur costs to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits, result in the imposition of material penalties and fines under state and federal laws or regulations or by the payment systems. While we maintain insurance policies specifically for cyber-attacks, a significant cybersecurity breach of our systems or communications could result in payment systems prohibiting us from processing transactions on their systems, which could materially impede our ability to conduct business.

Cybersecurity incidents are increasing in frequency and evolving in nature and include, but are not limited to, installation of malicious software, unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and the corruption of data. Given the unpredictability of the timing, nature and scope of information technology disruptions, there can be no assurance that the procedures and controls we employ will be sufficient to prevent security breaches from occurring and we could be subject to manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on our business, financial condition and results of operations.

We have only a limited ability to protect our intellectual property rights, which are important to our success.

The protection of our intellectual property, including our trademarks, any future patents, copyrights, domain names, trade dress, software licensed by us for use in our Platform and trade secrets, is critical to our success. We seek to protect our intellectual property rights by relying on applicable laws and regulations, as well as a variety of administrative procedures. We also rely on contractual restrictions to protect our proprietary rights when offering or procuring products and services, including confidentiality agreements with parties with whom we conduct business.

The contractual provisions that we enter into with employees, consultants, vendors, and customers may not prevent unauthorized use or disclosure of our proprietary technology or intellectual property rights and may not provide an adequate remedy in the event of unauthorized use or disclosure of our proprietary technology or intellectual property rights. Moreover, policing unauthorized use of our technologies, services and intellectual property is difficult, expensive and time consuming, particularly in foreign countries where the laws may not be as protective of intellectual property rights as those in the United States, and where mechanisms for enforcement of intellectual property rights may be weak. We may be unable to determine the extent of any unauthorized use or infringement of our technologies or our intellectual property rights. Any failure to protect or enforce our intellectual property rights adequately, or significant costs incurred in doing so, could materially harm our business.

As the number of products in the software industry increases and the functionalities of these products further overlap, and as we acquire technology through acquisitions or licenses, we may become increasingly subject to infringement claims, including patent, copyright, and trademark infringement claims. We may be required to enter into litigation to determine the validity and scope of the patents or other intellectual property rights of others. The ultimate outcome of any allegation is uncertain and, regardless of the outcome, any such claim, with or without merit, may be time-consuming, result in costly litigation, divert management’s time and attention from our business, require us to stop selling, or redesign our products, or require us to pay substantial amounts to satisfy judgments or settle claims or lawsuits or to pay substantial royalty or licensing fees, or to satisfy indemnification obligations that we have with some of our customers. Our failure to obtain necessary license or other rights, or litigation or claims arising out of intellectual property matters, may materially harm our business.

Our ability to obtain insurance to protect against losses affecting our business, including fraud or theft involving the digital assets used as collateral for loans we extend to borrowers, is limited and may not be sufficient to cover losses we experience.

We have very limited insurance coverage available to us to protect against losses that we may incur, including losses resulting from fraud or theft or loss of digital assets used as collateral for loans. When we hold digital assets with third-party custody service providers we may participate in their insurance coverage, such as cyber and technology errors and omissions. Such insurance coverage may be insufficient to compensate us for losses we may incur in connection with our operations. If we are unable to obtain insurance to cover such losses, we would be liable for the full cost associated with them. Further, even if insurance coverage is or becomes available to us, the coverage may not be sufficient to cover the full amount of losses we incur, which could materially harm our business and financial results.

RISKS RELATED TO REGULATION OF OUR INDUSTRY

Our business is subject to extensive government regulation and oversight as well as complex and overlapping rules in the United States that frequently change.

Our business is subject to laws, regulations, policies and legal interpretations in the United States and the markets in which we operate, including, but not limited to, those governing credit and lending transactions, collections, securities and commodities transactions, cross-border and domestic money transmission, foreign exchange, privacy, data protection, cybersecurity, consumer protection, digital assets, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. The legal and regulatory requirements which we are subject to involve extensive, complex and frequently changing. These laws and regulations affect our business in many ways, and include regulations relating to:

●	the amount we may charge in interest rates and fees;

●	the terms of our loans (such as maximum and minimum durations), repayment requirements and limitations, maximum loan amounts, refinances and extensions and reporting;

●	underwriting requirements;

●	collection and servicing activity, including initiation of payments from consumer accounts;

●	licensing, reporting and document retention;

●	unfair, deceptive and abusive acts and practices;

●	non-discrimination requirements;

●	disclosures, notices, advertising and marketing;

●	loans to members of the military and their dependents;

●	requirements governing electronic payments, transactions, signatures and disclosures;

●	privacy and use of personally identifiable information and consumer credit reports;

●	anti-money laundering and counter-terrorist financing requirements, including currency and suspicious transaction recording and reporting; and

●	posting of fees and charges.

As we expand into other international markets, we must comply with the laws of countries or markets in which we operate. There can be no assurance that our employees, contractors, or agents will not violate such laws and regulations. Any such violation could have a material adverse effect on our Company.

We may extend loans to borrowers located outside of the United States, including in emerging markets, which would subject us to risks and additional laws and regulations.

We may expand lending to borrowers located in additional countries including countries in emerging markets. Our expansion into markets in developed countries will be difficult and costly due to heavy regulatory requirements that generally exist in those countries. Developing countries are subject to economic, political and other uncertainties, including changes in monetary, exchange control, trade policies and environmental conditions which may affect their respective overall business environments and, in turn, our ability to originate loans and the ability of borrowers to repay loans. The lending industry in many countries is highly competitive and susceptible to changing individual and entity preferences. Laws, consumer protection requirements and regulations applicable to loans vary significantly from country to country and among jurisdictions within countries, and some countries have banned the use of cryptocurrencies entirely. Additionally, in emerging markets, the repayment of loans will be subject to certain risks not typically associated with investment in developed economies or markets, such as greater political, legal, regulatory, and economic risk.

If we fail to adhere to applicable laws and regulations, we could be subject to fines, civil penalties and other relief that could adversely affect our business and results of operations.

The governmental entities that regulate our business have the ability to sanction us and obtain redress for violations of these regulations, either directly or through civil actions, in a variety of different ways, including:

●	ordering remedial or corrective actions, including changes to compliance systems, product terms, and other business operations;

●	imposing fines or other monetary penalties, including for substantial amounts;

●	ordering the payment of restitution, damages or other amounts to customers, including multiples of the amounts charged;

●	disgorgement of revenue or profit from certain activities;

●	imposing cease and desist orders, including orders requiring affirmative relief, targeting specific business activities;

●	subjecting our operations to additional regulatory examinations during a remediation period;

●	revocation of licenses to operate in a particular jurisdiction; and

●	other consequences.

Many of the government entities that regulate us have the authority to examine us on a regular basis to determine whether we are complying with applicable laws and regulations and to identify and sanction non-compliance. These examinations and audits increase the likelihood that any failure to comply (or perceived failure to comply) with applicable laws and regulations will be identified and sanctioned, which may include suspension, imposition of fines or revocation of required licenses.

The regulations to which we are subject change from time to time, and future changes, including some that have been proposed and those that subject us to regulation as a bank or other financial institution in non-U.S. jurisdictions, could restrict us in ways that adversely affect our business and results of operations.

The laws and regulations to which we are subject change from time to time, and there has been a general increase in the volume and burden of laws and regulations that apply to us in the jurisdictions in which we operate at all levels of government. We also may be subject to licensing requirements and related compliance obligations under the money transmitter laws of the States in which we operate. For example, in June 2015, the New York State Department of Financial Services (“DFS”) issued its virtual currency regulation, 23 NYCRR Part 200, under the New York Financial Services Law. Under the regulation, businesses are not permitted, in New York or with a New York resident, to receive digital assets as payment, custody digital assets, buy or sell digital assets, or issue digital assets, among other things, without a license issued by the DFS. In addition, money transmission laws vary from state to state, with some states applying money transmission laws to digital assets, in potentially different ways, and others not applying such laws to digital assets. Failure to comply with any such applicable requirements could result in administrative, civil or criminal penalties or other enforcement actions, as well as reputational harm. In addition, we may decide not to, or may not be able to, operate in certain jurisdictions as a result of regulatory or licensing requirements.

In addition, financial services and banking laws and regulations are subject to ongoing review and revision, including changes in response to global regulatory trends. As a result, state, federal and foreign governments have been actively considering new banking laws and regulations, and reviewing and revising existing laws and regulations, particularly in relation to the regulation of non-bank financial institutions, interest rate regulations, capital adequacy and accounting standards. We expect that the interest in increasing the regulation of our industry will continue and that we will be subject to varying rules depending on the state or the country. It is possible that future laws and regulations will be enacted and will adversely affect our pricing, product mix, compliance costs or other business activities in a way that is detrimental to our results of operations. Further, we believe increasingly strict legal and regulatory requirements and additional regulatory investigations and enforcement, any of which could occur or intensify, may result in changes to our business, as well as increased costs, and supervision and examination for both ourselves and our agents and service providers. Moreover, new laws, regulations, or interpretations may result in additional litigation, regulatory investigations, and enforcement or other actions, including preventing or delaying us from offering certain products or services offered by our competitors or could impact how we offer such products and services.

Any legislative or regulatory actions, including the initiation of a proceeding relating to one or more allegations or findings of any violations of laws, and any required changes in our operations resulting from such legislation and regulations could result in significant loss of revenue, limit our ability to pursue certain business opportunities, increase the level of reserves we are required to maintain or capital adequacy requirements, affect the value of assets that we hold, require us to increase interest rates or other fees and, therefore, reduce demand for our products, impose additional costs or otherwise adversely affect our business. Such actions and proceedings may also impair our ability to collect payments on loans, originate additional loans or result in the requirement that we pay damages and/or cancel the balance or other amounts owing under loans associated with such actions and proceedings.

Judicial decisions could potentially render our arbitration agreements unenforceable.

We include pre-dispute arbitration provisions in our loan agreements. These provisions are designed to allow us to resolve most customer disputes through individual arbitration rather than in court. Our arbitration provisions explicitly provide that all arbitrations will be conducted on an individual and not on a class basis. Thus, our arbitration agreements, if enforced, have the effect of shielding us from class action liability. There is always a risk, however, that a court would deny arbitration based upon facts presented by one or more consumers opposing the arbitration or that laws could change that might limit or restrict our ability to enforce the arbitration provisions in our loan agreements, in which case we would be forced to litigate disputes and may be subject to class action liability. In addition, we may be subject to public injunctive relief claims by borrowers in California, which have the potential to broadly affect a company’s business operations, much like a class-wide injunction.

Our use of pre-dispute arbitration provisions will remain dependent on whether courts continue to enforce these provisions. If our arbitration agreements were to become unenforceable for some reason, we could experience an increase in our costs to litigate and settle customer disputes and our exposure to potentially damaging class action lawsuits, with a potential material adverse effect on our business and results of operations.

Current and future legal, class action and administrative proceedings directed towards our industry or us may have a material adverse impact on our results of operations, cash flows and financial condition.

We may be involved in future proceedings, lawsuits or other claims. Other companies in our industry have been subject to regulatory proceedings, class action lawsuits and other litigation regarding the offering of consumer loans. We could be adversely affected by interpretations of state, federal, foreign and provincial laws in those legal and regulatory proceedings, even if we are not a party to those proceedings. We anticipate that lawsuits and enforcement proceedings involving our industry, and potentially involving us, will continue to be brought in the future.

We may incur significant expenses associated with the defense or settlement of current or future lawsuits, the potential exposure for which is uncertain. The adverse resolution of legal or regulatory proceedings, whether by judgment or settlement, could force us to refund fees and interest collected, refund the principal amount of advances, pay damages or other monetary penalties or modify or terminate our operations in particular local, state, provincial or federal jurisdictions. The defense of such legal proceedings, even if successful, requires significant time and attention from our senior officers and other management personnel that would otherwise be spent on other aspects of our business, and requires the expenditure of substantial amounts for legal fees and other related costs. Settlement of proceedings may also result in significant cash payouts, foregoing future revenues and modifications to our operations. Additionally, an adverse judgment or settlement in a lawsuit or regulatory proceeding could in certain circumstances provide a basis for the termination, non-renewal, suspension or denial of a license required for us to do business in a particular jurisdiction (or multiple jurisdictions). A sufficiently serious violation of law in one jurisdiction or with respect to one product could have adverse licensing consequences in other jurisdictions and/or with respect to other products. Thus, legal and enforcement proceedings could have a material adverse effect on our business, future results of operations, financial condition and ability to service our debt obligations.

We are subject to anti-corruption, anti-bribery and anti-money laundering laws and regulations.

We are subject to various anti-corruption, anti-bribery and anti-money laundering laws and regulations that prohibit, among other things, our involvement in improper payments to certain public officials for the purpose of obtaining advantages or in transferring the proceeds of criminal activities. We continue to review and update programs designed to comply with new and existing legal and regulatory requirements. However, any errors, failures, or delays in complying with anti-corruption, anti-bribery and anti-money laundering laws and regulations could result in significant criminal and civil lawsuits, penalties, forfeiture of significant assets, or other enforcement actions, as well as reputational harm.

The main laws regarding anti-money laundering are the Bank Secrecy Act and the USA Patriot Act of 2001. These laws require financial institutions to maintain an anti-money laundering compliance program covering certain of our business activities. The program must include: (1) the development of internal policies, procedures and controls; (2) designation of a compliance officer; (3) an ongoing employee training program; and (4) an independent audit function to test the program. If we are not in compliance with U.S. or other anti-money laundering laws, we may be subject to criminal and civil penalties and other remedial measures, which could have an adverse effect on our business, results of operations, financial condition and cash flows. Any investigation of any potential violations of anti-money laundering laws by U.S. or international authorities could harm our reputation and could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

Regulators may increase enforcement of these obligations, which may require us to further revise or expand our compliance program, including the procedures we use to verify the identity of our customers and to monitor our transactions. Regulators regularly reexamine the transaction volume thresholds at which we must obtain and keep applicable records or verify identities of customers and any change in such thresholds could result in greater costs for compliance. Costs associated with fines or enforcement actions, changes in compliance requirements, or limitations on our ability to grow could harm our business.

GENERAL RISKS RELATED TO DIGITAL ASSETS

The prices of digital assets are extremely volatile.

Fluctuations in the price of digital assets could significantly affect the value of the digital assets that we hold, including treasury assets and collateral securing loans. The price of digital assets is affected by many factors beyond our control. In addition, a decrease in the price of one digital asset may cause volatility in the entire digital asset industry.

The regulatory regime governing digital assets is still developing, and regulatory changes or actions may alter the nature of an investment in digital assets or restrict the use of digital assets in a manner that adversely affects our business plans.

The regulation of digital assets and digital asset exchanges are currently under-developed and likely to rapidly evolve and vary significantly among U.S. and non-U.S. jurisdictions and are subject to significant uncertainty. As digital assets have grown in both popularity and market size, governments around the world have reacted differently to digital assets, with certain governments deeming them illegal while others have allowed their use and trade. Various legislative and executive bodies in the United States, and other countries, are, or are considering, enacting laws, regulations, guidance, or other actions, which could adversely impact our Company and the value of the digital assets we hold as collateral. Our failure to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including criminal and civil penalties and fines against our Company.

The development and acceptance of transactions in digital assets are subject to a variety of factors that are difficult to evaluate.

The use of digital assets to buy and sell goods and services and complete transactions is part of a new and rapidly evolving industry, and the continued growth of this industry and the continued and growing use of digital assets is highly uncertain. If the development or acceptance of digital assets were to slow or stop, it could have a material adverse effect on our business. Factors that could affect the expansion or contraction of the use of digital assets and our related business plans, include, but are not limited to:

●	continued worldwide growth in the adoption and use of digital assets;

●	governmental and quasi-governmental regulation of digital assets and their use, or restrictions on or regulation of access to and operation of digital asset systems;

●	the maintenance and development of software and technology on which many digital assets are dependent;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	general economic conditions and the regulatory environment relating to digital assets (whether in the U.S. or elsewhere); and

●	negative consumer sentiment and perception of digital assets in general.

We cannot predict with certainty any outcome regarding use of digital assets, and any of the above factors may have a material adverse effect on our business.

Digital assets, might be used for illegal or improper purposes, which could expose our Company to liability and harm its business.

Digital assets, including the digital assets we hold as treasury assets and as collateral for our loans, may be susceptible to potentially illegal or improper uses as criminals are using increasingly sophisticated methods to engage in illegal activities involving internet services, such as money laundering, terrorist financing, drug trafficking, and other online misconduct. Borrowers may also try to access a loan for illegal or improper purposes or try to provide stolen digital assets as collateral for a loan. To the extent any of these illegal or improper activities occur outside the United States, our remedies may be significantly limited or nonexistent. Despite measures the Company intends to take to detect and lessen the risk of this kind of conduct, we cannot assure you that these measures will stop all illegal or improper uses of digital assets we hold. The value of our business could be harmed if borrowers use funds obtained from us for illegal or improper purposes. It may also impair our ability to foreclose on digital assets we hold as collateral in the event of a defaulting loan or margin call under a loan.

Incorrect or fraudulent digital asset transactions may be irreversible.

Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction. In theory, digital asset transactions may be reversible with the control or consent of a majority of processing power on the network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of a digital assets generally will not be reversible, and our Company may not be capable of seeking compensation for any such transfer or theft. Such events on a large enough scale would have a material adverse effect on our operations.

Digital assets are subject to risks of uninsured losses.

Unlike bank accounts or accounts at some other financial institutions, digital assets are uninsured unless you specifically obtain private insurance to insure them. Thus, in the event of loss or loss of utility value, there is no public insurer, such as the Federal Deposit Insurance Corporation or SIPC protections, and limited or no private insurance arranged by our Company, to offer recourse to holders with respect to digital assets we hold as collateral. Therefore, any lending transactions are made at the risk of the borrower.

The use of digital asset derivatives can introduce additional market and regulatory risk.

We may use instruments referred to as derivatives, which are financial instruments that derive their value from one or more assets, in our case cryptocurrencies including Bitcoin. We may use derivatives for speculative purposes to seek to enhance returns. The use of a derivative is speculative if we are primarily seeking to achieve gains, rather than offset the risk of other positions. To the extent we invest in a derivative for speculative purposes, we will be fully exposed to the risks of loss of that derivative, which may sometimes be greater than the derivative’s cost, and the potential for loss in certain cases may be unlimited.

Digital asset derivatives are a developing market and may be traded on unregulated or offshore exchanges. Regulatory changes or actions may alter the nature of an investment in digital asset derivatives or restrict the use of digital asset derivatives or the operations of the exchanges on which digital asset derivatives trade in a manner that adversely affects the price of digital asset derivatives, which could adversely impact the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with the condensed financial statements and the notes to those financial statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Forward-Looking Statements and Business sections in this report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward- looking statements.

Overview

For a discussion and analysis of our financial condition and results of operations prior to the Merger, please refer to the information set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the related financial statements, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022, which information and financial statements are incorporated herein by reference.

The discussion and analysis of our financial condition and results of operations below is limited to the financial results of Exworth Union Inc As a result of the Merger, we ceased to be a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Exworth Union Inc, a Delaware corporation, was formed on March 16, 2022. The Company provides loans that are collateralized by digital assets including Bitcoin and will accept other types of alternative collaterals such as eCommerce account receivables, recursive payments of subscriptions, IP and copyrights.

Loans are collateralized with digital assets the Company determines from time to time to be acceptable. Currently, the only asset the Company is accepting as collateral is Bitcoin. The Company’s target markets are individuals and commercial enterprises that hold digital assets and are seeking liquidity without selling their digital assets, with limited or no access to obtain credit line or business loans from conventional financial institutions. The Company provides term loans, up to two years, to these individuals and commercial enterprises.

Results of Operations

Revenue

Interest income, our major source of income, was $11,456 for the period from inception to September 30, 2022. As of September 30, 2022, we have 1 loan in our loan portfolio. A consumer loan secured by Bitcoin. The LTV ratio of this loan and thus our loan portfolio as of September 30, 2022 was 71%. No margin call was initiated for the period from inception to September 30, 2022.

The revenue realized for the period from inception to September 30, 2022, is not necessarily predictive of future revenues.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the period from inception to September 30, 2022 were $82,352, primarily legal and professional expenses. We expect our legal and professional expenses to increase as we become a publicly traded company after the Merger.

Fair Value Adjustment on Repledged Collateral

Fair value adjustment on repledged collateral for the period from inception to September 30, 2022 was $216,674, which was attributable to the decline in the price of Bitcoin during the period. Under loan agreements with borrowers, we may, from time to time, repledge certain collateral with financial partners for capital management purposes. We regularly monitor such repledging transactions as well as the credit standing of our financial partners in order to maintain sufficient available capital.

Interest Expense

Interest expense for the period from inception to September 30, 2022 was $7,232, incurred pursuant to a master loan agreement we entered with a U.S. based lender. The loan has a term of 24 months with quarterly interest-only payments with principal to be paid at maturity. No prepayment of the principal or any interest due is permitted.

Amortization of Loan Origination Fee

Our lender was paid a 1% origination fee of the principal amount that we borrowed. The origination fee was deducted from the loan principal and will be amortized evenly through the loan term. Total amortization of loan origination fee from inception to September 30, 2022 was $1,446.

Net Income

Our net income was $97, 835 from inception to the period ended September 30, 2022, which was primarily driven by the decline in the price of the Bitcoin that we pledged to our lender. Among the more significant factors that may cause our net income to vary from period to period are: 1) the number of loans; 2) the interest rates that we charge our borrowers; 3) the interest rate that we pay to our lenders; 4) the fair market value of collateral held by us or pledged to our lenders.

Liquidity and Capital Resources

As of September 30, 2022, Exworth Union had cash of $267,748. The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern. The condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern. Exworth Union financed its operations through a private placement of equity raising approximately $350,000. It also entered into a master loan agreement with a U.S. based lender. The loan is non-recourse and collateralized by pledging our customers’ collateral. The balance on the loan as of September 30, 2022 is $1,388,576 collateralized with 100 Bitcoins. The Company currently has no commitments for the purchase of its equity. In assessing our liquidity, we monitor and analyze our cash-on-hand, operating, and capital expenditure commitments. We believe our current working capital is sufficient to support our operations for the next twelve months. However, if we are unable to raise additional capital, we may not be able to execute our business plan. We will use our limited personnel and financial resources in connection with developing our business plan, including developing a proprietary software platform, issuing equity or debt securities, or obtaining additional credit facilities. The issuance and sale of additional equity would result in dilution to our existing shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. Our obligation to bear credit risk for certain financing transactions we facilitate may also strain our operating cash flow. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

There are no limitations in our certificate of incorporation on our ability to borrow funds or raise funds through the issuance of capital stock to fund our working capital requirements. Our limited resources and lack of recent operating history may make it difficult to borrow funds or raise capital. Such inability to borrow funds or raise funds through the issuance of capital stock required to facilitate our business plan may have a material adverse effect on our financial condition and future prospects, including the ability to fund our business plan. To the extent that debt financing ultimately proves to be available, any borrowing will subject us to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest, including debt of an acquired business.

Cash Flow

The following summarizes key components of Exworth Union’s cash flows for the period from inception to September 30, 2022:

Net cash (used in) operating activities	$(1,458,489)
Net cash (used in) investing activities	-
Net cash provided by financing activities	1,726,237
Net increase in cash	267,748
Cash, beginning	-
Cash, ending	$267,748

Operating Activities

Cash used in operating activities resulted primarily from operating expenses for the operation of our digital asset-backed loan business as well as general and administrative expenses. Net cash used in operating activities was $1,458,489 for the period from inception to September 30, 2022. Cash was consumed from operations by net income of $97,835, less non-cash items including fair value adjustment on repledged collateral of $216,674, interest receivable of $11,456, loan receivable of $1,374, 691, offset slightly by deferred income tax expense of $39,265 and accounts payable and accrued expenses of $7,232.

Investing Activities

There were no investing activities during the period from inception to September 30, 2022.

Financing Activities

Net cash provided by financing activities was $1,726,237 during the period from inception to September 30, 2022, consisting of proceeds from the issuance of a note payable of $ 1,376,137 and sales of common stock of $350,100 in private placements.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Our significant accounting policies are disclosed in Note 2 of our Financial Statements included elsewhere in this Report.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Title
John P. O’Shea	66	President and Director
Dr. Yuanyuan Hang	43	Treasurer, Secretary and Director
Dr. Wei Huang	43	Director

John P. O’Shea, 66, has been the Company’s President and a director since 2004. Mr. O’Shea has been Chairman of Global Alliance Securities LLC since 2010. Since 1997, Mr. O’Shea has been an officer and director of Westminster Securities Corp, currently serving as Chairman, CEO and a Director. Previously, from 2007 to 2017, he was a non-executive director of BlueRock Energy Holdings, Inc. O’Shea holds a BA and MA in Economics from the University of Cincinnati.

Effective at the close of business on August 31, 2022, Marika X. Tonay resigned as Secretary/Treasurer and Director of the Company and Jonathan Braun resigned as Director and Chairman of the Board of the Company. Concurrently, Dr. Yuanyuan Huang was appointed Secretary/Treasurer and a Director of the Company and Dr. Wei Huang was appointed a Director of the Company. Yuanyuan Huang and Wei Huang are both managing partners of Exworth Management.

Dr. Yuanyuan Huang, 43, has been a managing partner of Exworth Management LLC, a private investment firm, since January, 2021. He has also served as the Managing Member of Fundin, LLC, a consulting firm providing information technology consulting services, since 2018. From August 2019 to September 2022, Dr. Huang served as the director and CFO/COO of UTXO Acquisition Inc., a special purpose acquisition company, and from October 2021 to November 2022, he was VP of Business Development at Roxe Group Inc., a fintech company. From October 2018 to September, 2020, Dr. Huang served as a Venture Partner of Efund City LLC, a fintech company, and was a member of the Investment Committee of Efund City Metro Income Fund LLC, a real estate investment company. From 2008 to 2018, Dr. Huang e worked at several boutique brokerage firms. Dr. Huang holds a Ph.D. in Physics from the College of William and Mary and a master’s degree in Finance from George Washington University.

Dr. Wei Huang, 43, has been a managing partner of Exworth Management LLC, a private investment firm, since January, 2021. He is the CTO of Cogobuy Group, an e-Commerce company since 2018 and also the founder of BlockIoT, a cloud tech company. From August 2019 to September 2022, he served as the Chairman and CEO of UTXO Acquisition Inc., a special purpose acquisition company. In 2017 he founded Board of Dake Data, LTD, a Shenzhen-based company with a proprietary AI, Blockchain and Cloud computing solution, which he continues to serves as Chairman of the Board. From 2013 to 2018, Dr. Huang worked at ION Geophysical as a technical advisor for various oil and gas projects. Dr. Huang holds a bachelor’s degree from the University of Science and Technology of China, a master’s degree in mathematics from the University of Wisconsin and a PhD degree in Geophysics from the University of Houston. Dr. Huang has published more than a dozen papers and holds two international patents.

Directors are elected to serve until the next annual meeting of shareholders and their successors are duly elected and qualified, or their earlier death, resignation or removal. Officers are elected to serve until their successors are duly elected and qualified, or their earlier death, resignation or removal.

There are no agreements or understandings between or among any of our executive officers or directors and any other person with respect to the election of directors or any other matter.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors.

Board Committees

Since our common stock is quoted in the OTC Pink Market, we are not required by the rules of any securities exchange to establish an audit committee with a financial expert, a compensation committee to determine guidelines for determining the compensation of our executive officers or directors or a nominating and corporate governance committee or committees performing similar functions. However, our new management plans to form an audit, compensation and nominating and corporate governance committee in the near future. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and system of internal controls. We envision that the compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. Until these committees are established, these decisions will continue to be made by our Board of Directors. Although our Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, our Board of Directors considers the candidate’s character, judgment, skills and experience in the context of the needs of our Company and our Board of Directors. We also plan to appoint an individual qualified as an audit committee financial expert.

We do not have a charter governing the nominating process. The members of our Board of Directors, who perform the functions of a nominating committee, are not independent because they are also our officers. There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors. Our Board of Directors does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time because, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level.

Code of Ethics

We intend to adopt a corporate code of ethics in the near future.

Director Independence

Our Board of Directors has determined that John P. O’Shea is an “independent directors” within the meaning of NYSE American Rule 803A(2).

Executive Compensation

The compensation information in the below table reflects amounts paid by Strategic Acquisitions for the fiscal years ended December 31, 2021 and 2020. Because Exworth Union was formed in March 2022, there was no activity to report for the periods presented. The table reflects amount paid to John P. O’Shea, our President, and Marika Tonay, who served as our Secretary/Treasurer prior to the change of control on August 31, 2022.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity Incentive Plan Information ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

John O’Shea	2021	-	-	-	-	-	-	-	-
President	2020	-	-	-	-	-	-	-	-

Marika Tonay, Secretary and Treasurer	2021	-	-	-	-		-	-	-
	2020	-	-	-	-		-	-	-

Employment Contracts

Neither Yuanyuan Huang nor Wei Huang has been compensated for services rendered by either Exworth Union or Strategic Acquisitions, Inc. and we have not entered into an employment agreement or salary arrangement with either Yuanyuan Huang or Wei Huang. We expect to establish employment contracts with our senior managers in the foreseeable future.

Director’s Compensation

Exworth Union has not paid any salaries or bonuses to officers, or director fees to directors, since inception. No payments for services were made by Strategic Acquisitions, Inc, to officers or directors during the fiscal year ending December 31, 2021. In the fiscal year ending December 31, 2020, Strategic Acquisitions paid $750 to Westminster Securities Corp., an entity controlled by John O’Shea, and $19,000 to Jonathan Braun, a former Director, for services relating to identifying and evaluating potential merger or acquisition candidates; and $4,500 to Marika Tonay, formerly Secretary/Treasurer, for services relating to preparing financial statements and filing periodic reports with the SEC.

In consideration for services rendered, on August 31, 2022, there was issued to Mr. O’Shea 37,129 warrants, to Mr. Braun 112,137 warrants and to Mr. Tonay 734 warrants to purchase shares of the Common Stock of Strategic Acquisitions, Inc., exercisable for a period of five years at a price of $1.20 per share.

Each of the Company’s officers may be reimbursed for out-of-pocket expenses incurred on behalf of the Company. The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees.

Our Board of Directors has yet to establish a policy regarding compensation or enter into an agreement with any of John O’Shea, Yuanyuan Huang or Wei Huang for compensation to be paid for serving as a director of the Company. We anticipate establishing a policy regarding compensation or entering into agreements with our directors in the foreseeable future.

Equity Awards; Outstanding Equity Awards at Fiscal Year-End

We did not grant any equity awards or stock options during the fiscal year ended December 31, 2021, and there were no equity awards outstanding as of such year. We anticipate that we will adopt an equity plan in the foreseeable to incentivize individuals engaged as employees.

Certain Relationships and Related Transactions

Exworth Union

In connection with the organization of Exworth Union, Exworth Management made a capital contribution of $100 for which it received 1,000 shares of Exworth Union’s common stock.

MARKET FOR COMMON STOCK

Market Information

Our common stock is quoted on OTC Pink under the symbol “STQN.” The following table shows the high and low bid prices for our common stock for the periods indicated. There exists only a very limited trading market for our common stock with limited or no volume. The quotations are inter-dealer prices without retail markups, markdowns or commissions, and may not necessarily represent actual transactions.

	Inter-dealer bid quotations for Common Stock
	High	Low
Year Ended December 31, 2021
First Quarter	$0.282	$0.166
Second Quarter	0.2078	0.18
Third Quarter	1.10	0.2078
Fourth Quarter	0.401	0.40
Year Ended December 31, 2020
First Quarter	$0.151	$0.12
Second Quarter	0.18	0.10
Third Quarter	0.21	0.05
Fourth Quarter	0.165	0.151

Year Ended December 31, 2022
First Quarter	$1.28	$0.51
Second Quarter	$1.28	$0.40
Third Quarter	$2.00	$0.40
Fourth Quarter (through December 14, 2022)	$0.70	$0.45

As of December 8, 2022, there were approximately 58 holders of record and 80 beneficial owners of the Company’s common stock.

The Board of Directors has never declared a dividend and the Company does not anticipate paying dividends at any time in the foreseeable future.

Recent Sales of Unregistered Securities

In consideration of services rendered, on August 31, 2002, there was issued to Mr. O’Shea 37,129 warrants, to Mr. Braun 112,137 warrants and to Mr. Tonay 734 warrants to purchase shares of the Common Stock of Strategic Acquisitions, Inc., exercisable for a period of five years at a price of $1.20 per share.

In connection with the organization of Exworth Union, Exworth Management made a capital contribution of $100 for which it received 1,000 shares of Exworth Union’s common stock.

In June 2022, Exworth Union issued 100 shares of its common stock to World Class Global Technology PTE LTD. at a price of $3,500 per share.

Issuer Purchases of Equity Securities

The Company did not repurchase any equity securities during the last fiscal year.

Securities Authorized for Issuance under Equity Compensation Plans

The Company does not have an equity compensation plan.

Penny Stock Regulations

The SEC has regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT

Change in Control

On August 31, 2022, Exworth Management purchased an aggregate of 2,013,000 shares of the Common Stock of Strategic Acquisitions, Inc, representing 74% of the shares of Common Stock then outstanding (the “Control Acquisition”).

Security Ownership

The following table sets forth information concerning beneficial ownership of our common stock after giving effect to shares issued pursuant to the Merger Agreement by (i) any person or group with more than 5% of our common stock, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group. After giving effect to the Merger, we had outstanding 6,675,000 shares of our Common Stock and 150,000 warrants.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In addition, shares of common stock issuable upon exercise of options, warrants and other convertible securities anticipated to be exercisable or convertible at or within sixty days of December1, 2022, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The address of each person named in the table below is c/o of our company at 51 JKF Parkway Suite 135, Short Hills, NJ 07078.

Name of Shareholder	Amount and Nature of Beneficial Ownership			Percent of Common Stock
Exworth Management LLC	5,613,000			84.1%
World Class Global Technology LLC	360,000			5.4%
Directors and Executive Officers: John P. O’Shea	170,365	(1)		2.5%
Dr. Yuanyuan Hang		(2)
Dr. Wei Huang
All directors and executive officers as a group	170,365	(1)	(2)	2.5%

(1)	Includes 18,565 shares of common stock that may be acquired upon exercise of warrants at a price of $1.20 per share.
(2)	Dr. Yuanyuan Huang and Dr. Yuanyuan Huang each serves as a Manager of Exworth Management and disclaims any ownership of the 5,613,000 shares of the Company held by Exworth Management.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 50,000,000 shares of Common Stock, par value $0.001 par value per share. After giving effect to the Merger we had outstanding 6,675,000 shares of common stock and 150,000 warrants

Common Stock

We are authorized to issue 50,000,000 shares of Common Stock, par value $0.001 par value per share. After giving effect to the Merger we had outstanding 6,675,000 shares of common stock and 150,000 warrants

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders and may not cumulate their votes for the election of directors. The holders of common stock do not have preemptive rights to subscribe for additional shares of any class that we may issue, and no share of common stock is entitled in any manner to any preference over any other share of such stock.

Holders of our common stock are entitled to receive dividends when and as declared by our Board out of funds legally available therefore. Each share of common stock is entitled to participate on a pro rata basis with each other share of such stock in dividends and other distributions declared on shares of common stock. Upon dissolution of our company, the holders of common stock are entitled to share, pro rata, in our net assets after payment of or provision for all of our debts and liabilities.

Warrants

Each of the 150,000 warrants (the “Warrants”) currently outstanding was issued on August 1, 2022, and is exercisable at a price of $1.20 per share for a period of five years from the date of issuance, The Warrants contain customary anti-dilution provisions.

Anti-Takeover Effects of Certain Provisions of Our Bylaws

Summarized in the following paragraphs are provisions included in our Certificate of Incorporation, as amended, and our bylaws that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders.

Effects of authorized but unissued common. One of the effects of the existence of authorized but unissued common stock may be to enable our Board to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If the Board were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Cumulative Voting. Our Certificate of Incorporation, as amended, does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the voting stock to elect some directors.

Vacancies. Section of the Revised Nevada Statutes and our bylaws provide that all vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may be called by our by president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote at the meeting. The requirement that the holders of 10% of our outstanding capital stock entitled to vote at the meeting is required to call a special meeting means that small stockholders will not have the power to call a special meeting to, for example, elect new directors.

Bylaws. Our certificate of incorporation, as amended, and bylaws authorizes the board of directors to adopt, repeal, alter or amend our bylaws without shareholder approval.

Indemnification of Directors and Officers

Article X of our Articles of Incorporation, as amended, provide as follows:

Section 1. Pursuant to the provisions of NRS 78.751, the corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except an action by or in the right of the corporation, by reason of the fact that he was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 2. The corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee of agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fee actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court will deems proper.

Section 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 4. Any indemnification under Sections 1 and 2, unless ordered by a court or advanced pursuant to Section 5 herein, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so ordered, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 5. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this Section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contact or otherwise by law.

Section 6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 2 or for the advancement of expenses made pursuant to Section 5, may not be made to or on behalf of any director or office if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article XI of our Articles of Incorporation, as amended, provide as follows:

Section 1. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Section 2. The other financial arrangements made by the corporation pursuant to Section 1 may include the following: (a) The creation of a trust fund. (b) The establishment of a program of self-insurance (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation. (d) The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this Section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by the court. Section 3. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the corporation. Section 4. In the absence of fraud: (a) The decision of the board of directors as to the propriety of the terms and conductions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (b) The insurance or other financial arrangement: (1) Is not void or voidable; and (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Article XII of our Articles of Incorporation, as amended, provide as follows:

No director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for his acts or omissions resulting in his breach of fiduciary duty as a director or officer, except if such acts or omissions involve: (a) intentional misconduct, fraud or a knowing violation of the law; or (b) the payment of dividends in violation of NRS 78.300.

Transfer Agent and Registrar

The transfer agent of our Common stock is American Stock Transfer & Trust Company, LLC, at 6201 15th Avenue, Brooklyn, NY 11219, 800 947-5449.

SHARES ELEGIBLE FOR SALE

After giving effect to the Merger, we had outstanding 6,675,000 shares of common stock, of which all but 306,790 shares are restricted securities under Rule 144 or owned by affiliates of our company.

Rule 144

Rule 144 permits a person who has beneficially owned restricted shares for at least six months to sell their shares provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, are subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of either of the following:

●	1.0% of the number of shares of common stock then outstanding; and
●	if the common stock is listed on a national securities exchange, the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 By Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares of common stock proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his shares of common stock between six months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. Rule 144 also is not for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, none of our shareholders will be able to sell any shares of common stock pursuant to Rule 144 until December 22, 2023.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Article X of our Articles of Incorporation, as amended, provide as follows:

Section 1. Pursuant to the provisions of NRS 78.751, the corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except an action by or in the right of the corporation, by reason of the fact that he was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 2. The corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee of agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fee actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court will deems proper.

Section 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 4. Any indemnification under Sections 1 and 2, unless ordered by a court or advanced pursuant to Section 5 herein, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so ordered, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 5. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this Section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contact or otherwise by law.

Section 6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 2 or for the advancement of expenses made pursuant to Section 5, may not be made to or on behalf of any director or office if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article XI of our Articles of Incorporation, as amended, provide as follows:

Section 1. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Section 2. The other financial arrangements made by the corporation pursuant to Section 1 may include the following: (a) The creation of a trust fund. (b) The establishment of a program of self-insurance (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation. (d) The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this Section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by the court. Section 3. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the corporation. Section 4. In the absence of fraud: (a) The decision of the board of directors as to the propriety of the terms and conductions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (b) The insurance or other financial arrangement: (1) Is not void or voidable; and (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Article XII of our Articles of Incorporation, as amended, provide as follows:

No director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for his acts or omissions resulting in his breach of fiduciary duty as a director or officer, except if such acts or omissions involve: (a) intentional misconduct, fraud or a knowing violation of the law; or (b) the payment of dividends in violation of NRS 78.300.

CHANGES IN REGISTERED INDEPENDENT PUBLIC ACCOUNTANT

Dismissal of Berkower LLC

Effective December 22, 2022, immediately following consummation of the Merger, Berkower LLC was dismissed from its position as the independent registered public accountant of the Company. Other than an explanatory paragraph included in Berkower’s audit report for our fiscal years ended December 31, 2021 and 2020, relating to the uncertainty of our ability to continue as a going concern, the audit reports of Berkower on our financial statements for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During our fiscal years ended December 31, 2021 and 2020 and any subsequent interim period through December 22, 2022, the date of dismissal of Berkower, there were no disagreements with Berkower on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Berkower’s satisfaction, would have caused Berkower to make reference to the subject matter of the disagreements in connection with their report on our consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(l)(v) of Regulation S-K.

We provided Berkower with a copy of the disclosure contained in this Current Report on Form 8-K reporting the dismissal of Berkower and requested in writing that it furnish us with a letter addressed to the SEC stating whether or not it agrees with such disclosures. Berkower provided a letter, dated December 22, 2022, stating its agreement with such statements, which is attached as Exhibit 16.1 hereto.

(b) Engagement of Michael T. Studer CPA. P.C.

Our Board of Directors approved the appointment of Michael T. Studer CPA. P.C. to serve as our independent registered public accountant for the year ended December 31, 2022, effective December 22, 2022, immediately following consummation of the Merger. During our most recent fiscal years ended December 31, 2021 and 2020 and subsequent interim periods through the date of appointment, neither we nor anyone on our behalf has consulted with Michael T. Studer CPA P.C.. with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or (ii) any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K. Michael T. Studer CPA P.C.. has served as the independent registered public accountant of Exworth Union Inc since October 14, 2022.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and pro forma financial information relating to Exworth Union contained in Item 9.01 of this Current Report on Form 8-K, which are incorporated herein by reference.

Our audited financial statements for the fiscal years ended December 31, 2021 and 2020 are available in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 15, 2022, and are incorporated herein by reference. Our unaudited financial statements for the nine and three month periods ended September 30, 2022 were filed with the SEC on November 14, 2022, and are incorporated herein by reference.

Item 3.02 Recent Sales of Unregistered Securities.

As more fully described in Item 2.01 above, in connection with the Merger Agreement, the Company issued a total of 3,960,000 shares of our common stock to the former stockholders of Exworth Union. Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference. The issuance of the common stock to the former stockholders of Exworth Union pursuant to the Merger Agreement was exempt from registration in reliance upon Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

Item 4.01 Changes in registrant’s Certifying Accountant

Reference is made to the disclosure set forth Item 2.01 of this Current Report under the caption “Change in Registered Independent Certified Public Accountant,” which disclosure is incorporated by reference into this section.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 5.01. Other than the transactions and agreements described in such Items, our officer and director know of no arrangements that may result in a change in control of the Company at a subsequent date.

On August 31, 2022, Strategic Acquisitions, Inc., (the “Company” or the “Registrant”) underwent a change in control. In a private transaction, Exworth Management LLC (“Exworth”) purchased an aggregate of 2,013,000 shares of the Company’s common stock, par value $0.001 (“Common Stock”) from the following sellers: 1,525,000 shares from the previous controlling shareholder, NextCoal International, Inc.; 453,000 shares from the Company’s President, John P. O’Shea; 10,000 shares from the Company’s Secretary/Treasurer, Marika X. Tonay; and 25,000 shares from an individual not engaged as an officer or director of the Company. The aggregate consideration for such shares was $650,005.16 and the source of funds was from the working capital of Exworth Management LLC.

As of August 31, 2022, the Company had 2,715,000 Common Shares issued and outstanding. The 2,013,000 Common Shares acquired by Exworth Union represented approximately 74.1% of the Common Stock of the Company then outstanding.

Item 5.06 Change in Shell Company Status

We have determined that, as the result of the consummation of the transaction contemplated by the Merger Agreement as described above under Item 2.01 of this Current Report on Form 8-K, we have ceased to be a shell company as that term is defined in Rule 12b-2 promulgated under the Exchange Act. Reference is made to the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 5.06.

Item 9.01 Financial Statements and Exhibits

Reference is made to our acquisition of all of the outstanding shares of Exworth Union accomplished pursuant to the Merger Agreement, as described in Item 2.01. As a result of the consummation the Merger, our primary operations consist of the business and operations of Exworth Union. Accordingly, we are presenting the audited financial statements of Exworth Union for the period ended September 30, 2022.

(a) Financial statements of business acquired.

The audited financial statements of Exworth Union as of and for the period ended September 30, 2022, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Current Report on Form 8-K.

(b) Pro forma financial information.

The unaudited pro forma financial information of the Company and its wholly-owned subsidiary Exworth Union are incorporated herein by reference to Exhibit 99.2 of this Current Report on Form 8-K.

(c) Shell company transactions.

Reference is made to the disclosure set forth in Items 9.01(a) and 9.01(b), which disclosure is incorporated herein by reference.

Exhibit No.	Description

2.1	Agreement and Plan of Merger (1)
3.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Form 10-SB filed January 18, 2000)
3.2	Certificate of Merger (1)
3.3	By-Laws (Incorporated by reference to Exhibit 3.2 to Form 10-SB filed January 18, 2000)
4.1	Form of Warrant Agreement (1)
10.1	Master Loan Agreement dated May 28, 2022. Portions of the Master Loan Agreement containing the identity of the lender have been omitted. (1)
10.2	Master Pledge Agreement dated May 28, 2022. Portions of the Master Pledge Agreement containing the identity of the lender have been omitted (1)
10.3	Addendum to Master Loan Agreement (1)
16.1	Letter from Berkower LLC (1)
21.1	Subsidiaries (1)
99.1	Audited financial statements of Exworth Union Inc as of and for the period ended September 30, 2022 (1)
99.2	Unaudited pro forma financial information of the Company and its wholly-owned subsidiary Exworth Union Inc (1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1) Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Strategic Acquisitions, Inc.

Date: December 22, 2022	By:	/s/ John P. O’Shea
John P. O’Shea, President

-39-